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                                                                   EXHIBIT 10.17


                               AMENDMENT NO. 3 TO
                        CORN PRODUCTS INTERNATIONAL, INC.
                            1998 STOCK INCENTIVE PLAN

         Amendment No. 3, dated as of November 20, 2002 (this "Amendment"), to the 1998 Stock Incentive Plan (the "Plan").

         WHEREAS, the Company established the Plan for the benefit of certain of its employees;

         WHEREAS, the Company desires to amend the Plan in certain respects; and

         WHEREAS, the Board of Directors of the Company is authorized under
Section 5.2 of the Plan to amend the Plan.

         NOW, THEREFORE, pursuant to the power of amendment contained in Section
5.2 of the Plan, the Plan is hereby amended, effective immediately, as follows:

         Section 1.3 is hereby amended by adding the following paragraph to the end of the current text of Section 1.3:

         "Notwithstanding anything in the Plan to the contrary, in accordance with Section 157 of the Delaware General Corporation Law, the Committee may, by resolution, authorize one or more executive officers of the Company to do one or both of the following: (i) designate non-director and non-executive officer employees of the Company or any of its subsidiaries to be recipients of rights or options entitling the holder thereof to purchase from the Company shares of its capital stock of any class or other awards hereunder; and (ii) determine the number of such rights, options, or awards to be received by such non-director and non-executive officer employees; provided, however, that the resolution so authorizing such executive officer or officers shall specify the total number of rights, options, or awards such executive officer or officers may so award. The Committee may not authorize an executive officer to designate himself or herself or any director or other executive officer of the Company to be a recipient of any such rights, options, or awards."

         FURTHERMORE, the Board of Directors of the Company hereby delegates to the Compensation and Nominating Committee of the Board of Directors all the Board's rights, duties, responsibilities, and authority under Section 157 of the Delaware General Corporation Law and authorizes the Committee to take action pursuant to Section 157 on behalf of the Board of Directors and to authorize one or more executive officers of the Company to take such action pursuant to
Section 157 as the Committee so determines.

         IN WITNESS WHEREOF, Corn Products International, Inc. has caused this Amendment to be executed by its duly authorized officer on the day and year first above written.

                                      CORN PRODUCTS INTERNATIONAL, INC.


                                      By: /s/ James J. Hirchak
                                          --------------------------------
                                          Vice President, Human Resources